CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Hudson Highland Group, Inc.
New York, New York


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2003, relating to the Financial Statements of Hudson Highland Group, Inc. for the fiscal years ended December 31, 2002, 2001 and 2000, appearing in Hudson Highland Group, Inc.'s Form 10 filed March 14, 2003.


/s/ BDO Seidman, LLP

New York, New York
March 31, 2003